Exhibit 10.2.2
FIRST AMENDMENT
TO THE
TELEFLEX INCORPORATED DEFERRED COMPENSATION PLAN

Background Information

A.
Teleflex Incorporated (“Company”) previously adopted and maintains the Teleflex Incorporated Deferred Compensation Plan (“Plan”) for the benefit of the members of its Board of Directors (“Board”) and a select group of management or highly compensated employees of the Company and of its affiliated entities which participate in the Plan with the consent of the Company.

B.	The Company desires to amend the Plan to clarify that an affiliate of the Company must be a United States entity to be a participating employer in the Plan.

C.
The Company also desires to amend the Plan, effective as of January 1, 2016, to add a three percent (3%) Employer Non-Elective Contribution formula for “Tier 2 Participants” (where the existing five percent (5%) Employer Non-Elective Contribution formula in the Plan will continue to apply to “Tier 1 Participants”).

D.
Section 7.1 of the Plan authorizes the Benefits Policy Committee to amend the Plan at any time and from time to time in accordance with its delegated authority, with the approval of the Compensation Committee of the Board if the amendment relates to or otherwise impacts the compensation of Section 16 Officers, as defined in Rule 16a-1 issued under the Securities Exchange Act of 1934.

First Amendment to the Plan

The Plan is hereby amended as follows, effective as of January 1, 2016:

1.	Section 1.1(p), the definition of “Employer,” is hereby amended in its entirety to read as follows:
“(p)    Employer. The Corporation and any affiliate thereof or successor thereto that is organized or established under the laws of a State of the United States.”

2.	Section 1.1(r), the definition of “Participant,” is hereby amended by adding the following new sentence to the end thereto:
“Each Participant who is selected to receive an Employer Non-Elective Contribution described in Section 2.7 for a Plan Year shall be classified by the Committee (or the Board with respect to Reporting Persons) as either a “Tier 1 Participant” or “Tier 2 Participant.”

3.	Section 2.7 of the Plan, “Employer Non-Elective Contributions,” is hereby amended in its entirety to read as follows, effective as of January 1, 2016:
“2.7    Employer Non-Elective Contributions. The Employer may, in its discretion, credit to a Participant’s Account each Plan Year during which the Participant is selected to receive Employer Non-Elective Contributions an amount determined in accordance with the applicable formula set forth below:
(a)    The following formula applies to Tier 1 Participants:
(1)    5% x the sum of the Participant’s Compensation for the Plan Year earned while he is a Tier 1 Participant and the Participant’s annual cash Bonus paid during the Plan Year while he is a Tier 1 Participant (excluding any Long Term Incentive Award under the Teleflex Incorporated Executive Incentive Plan); less
(2)    the maximum matching contribution that the Participant could receive under the Qualified Plan for the Plan Year if the Participant deferred the maximum possible amount under the Qualified Plan for the Plan Year.
(b)    The following formula applies to Tier 2 Participants:
(1)    3% x the sum of the Participant’s Compensation for the Plan Year earned while he is a Tier 2 Participant and the Participant’s annual cash Bonus paid during the Plan Year while he is a Tier 2 Participant (excluding any Long Term Incentive Award under the Teleflex Incorporated Executive Incentive Plan); less
(2)    the maximum matching contribution that the Participant could receive under the Qualified Plan for the Plan Year if the Participant deferred the maximum possible amount under the Qualified Plan for the Plan Year.
For purposes of this Section 2.7, the Committee (or the Board with respect to a Participant who is a Reporting Person) shall have the discretionary authority to determine whether the “annual cash Bonus” includes any non-Performance-Based Bonus. All amounts credited under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses, are referred to as ‘Employer Non-Elective Contributions.’”
4.    All other provisions of the Plan shall remain in full force and effect.

TELEFLEX INCORPORATED

By:     /s/ Cameron P. Hicks
Date:         December 11, 2015

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